UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 22, 2008

ANDOVER MEDICAL, INC.

(Exact name of registrant as
specified in its charter)

Delaware	333-142387	51-0459931
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
incorporation)

510 Turnpike Street, Ste. 204
N. Andover, MA		01845
(Address of principal		(Zip Code)
executive offices)

Registrant’s telephone number, including area code: (978) 557-1001

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☒ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR 240.13e-4(c))

Item 8.01.              Other Events.

On May 22, 2008, Andover Medical, Inc. (“Andover”) entered into a non-binding memorandum of terms (the “MOT”) pursuant to which Medical Solutions Management Inc., a Nevada corporation that markets and sells orthopedic and podiatric durable medical equipment in the United States (“MSMT”), will acquire the subsidiaries of Andover and Certified Diabetic Services, Inc., a Delaware corporation that provides diabetes medical supplies, testing, products, education and information (“CDIP”).  Andover and CDIP are collectively referred to herein as the “Target Companies.”

The MOT contemplates that the parties will negotiate and execute a definitive agreement and plan of consolidation (the “Plan of Consolidation”) pursuant to which MSMT will acquire the following subsidiaries of the Target Companies: (i) Certified Diabetic Supplies, Inc., (ii) CDS Health Management, Inc., (iii) CDS Medical Supplies, Inc., (iv) Certified Pharmacies of America, Inc., and Andover’s two operating subsidiaries, (v) Ortho-Medical Products, Inc. and (vi) Rainier Surgical Incorporated.  The parties may also form a new holding company to be incorporated in Delaware (“Holdco”), in which case each of MSMT, Andover and CDIP would become subsidiaries of Holdco, the shareholders of each such company would receive shares of Holdco common stock to reflect the overall ownership percentages described below, and the transaction would be structured on an overall basis to effect the material business agreement of the parties described herein and as may be otherwise negotiated.

The Plan of Consolidation will provide that in exchange for the capital stock of the above referenced subsidiaries, the Target Companies’ shareholders shall receive shares of MSMT’s common stock, as described below.  As a result, the percentage of beneficial ownership of MSMT common stock owned by each of the parties shall be as follows: (i) former CDIP shareholders - forty-five (45%) percent, (ii) existing MSMT shareholders - twenty (20%) percent, and (iii) former Andover shareholders - thirty-five (35%) percent (calculated on an as-converted basis, i.e., inclusive of common stock, preferred stock and convertible debentures, but exclusive of options and warrants).  An additional 10% of the issued and outstanding shares of common stock of MSMT (calculated on the closing date) shall be issued to the former shareholders of the respective companies following the closing based upon the respective performances of MSMT, Andover and CDIP in achieving revenue and earnings targets during calendar year 2008.

With respect to management and governance, it is anticipated that the composition of MSMT’s Board of Directors shall change and be increased to nine members, the majority of whom shall be deemed independent in order to help facilitate a proposed listing on a stock exchange.

The closing of the transactions contemplated by the Plan of Consolidation is conditioned upon and subject to satisfactory completion of due diligence, respective Board of Director and shareholder approval, the effectiveness of a registration statement covering the shares of MSMT common stock to be issued to the shareholders of the

Target Companies and certain shares currently held by certain MSMT shareholders, and other customary closing conditions.

This current report does not constitute an offer of any securities for sale and is not being used for the purpose of conditioning the market in the United States for any securities to be offered.

Forward-Looking Statements:

This current report contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934.  All statements other than statements of historical facts included in this report are forward-looking statements.  Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance, achievements or transactions of Andover and the other parties described herein to be materially different from any future results, performance, achievements or transactions expressed or implied by such forward-looking statements.  Such risks, uncertainties and other factors which, could impact Andover and the forward-looking statements contained herein are included in Andover’s filings with the Securities and Exchange Commission.  Andover assumes no obligation to update or supplement forward-looking statements that become untrue because of subsequent events.

Item 9.01.              Financial Statements and Exhibits.

None.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 28, 2008	ANDOVER MEDICAL, INC.

	By:	/s/ Edwin A. Reilly
	Name:	Edwin A. Reilly
	Title:	Chief Executive Officer